SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by the Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HOPFED BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 887-2999

GLASS LEWIS RECOMMENDS VOTE FOR HOPFED BANCORP, INC.

                    PROXY PROPOSALS AT ANNUAL MEETING

Vote FOR Proposals on WHITE Proxy Card

HOPKINSVILLE, Ky. (April 30, 2013) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank, today announced that Glass Lewis & Co., a leading independent proxy advisory firm, recommended that HopFed stockholders vote in favor of management’s proposals, including the election of Dr. Thomas I. Miller, Steve Hunt and Michael L. Woolfolk as directors, approval of the HopFed Bancorp, Inc. 2013 Long Term Incentive Plan, and all other Company proposals on the WHITE proxy card. The Company’s Annual Meeting of Stockholders will be held May 15, 2013.

Commenting on the Glass Lewis report, John E. Peck, president and chief executive officer, said, “We are gratified that a highly respected and independent proxy advisory firm supports HopFed by recommending a vote in favor of all of management’s proposals. In addition, the report also supports management’s proposed acquisition of Sumner Bank and Trust. The Sumner Bank acquisition represents a key difference between management’s plan to increase earnings for HopFed and statements opposing the acquisition by Joseph Stilwell and the Stilwell Group, the dissidents.”

The Glass Lewis report highlighted the advantages of the proposed acquisition of Sumner Bank and Trust:

“The acquisition is expected to bolster the Company’s presence in the Nashville metropolitan area and provide additional exposure to growing markets with attractive demographic profiles. It is also expected to allow for significant cost savings in the amount of $2.1 million and improve the Company’s deposit mix and net interest margin. Further, the acquisition is in-line with the objectives outlined by the Company in connection with a June 2010 equity issuance under which the Company raised $30.4 million to repay TARP funds, fund internal growth and pursue acquisition opportunities.”

The Glass Lewis report was also critical of the Dissident for not providing any details regarding its agenda to terminate the Sumner Bank transaction or the Dissident’s proposed share repurchase plan. In its April 29, 2013 report, Glass Lewis “recommend(s) that shareholders vote FOR all Management Nominees.” In making the recommendation, they stated that “the Dissident has not suggested a plan how it might improve the Company’s operating or financial performance nor has it justified its belief that Mr. Miller (HopFed’s nominee) should removed from the board.” It further noted that, “we do not believe the Dissident has provided a sufficiently compelling argument or plan to warrant supporting its nominee or removing an incumbent director at this time.”

The Glass Lewis report is particularly critical of Mr. Robert Bolton, the Dissident’s nominee to replace Dr. Miller on the HopFed Board of Directors. “While we recognize the Dissident Nominee has considerable experience in investment management, we are concerned that he does not appear to have any specific executive level experience at a depository institution that would be helpful in addressing the concerns noted by the Dissident. Further, the Dissident has granted its nominee an option to purchase shares of the Company’s common stock that will become exercisable only upon the occurrence of a change of control. We are concerned this arrangement provides Mr. Bolton with an incentive to pursue a sale of the Company irrespective of whether it is in the best interests of other shareholders. Additionally, to our knowledge, the Dissident has not provided any rationale to support its proposal to remove Mr. Miller from the board.”

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The Glass Lewis report also provided a detailed analysis of the proposed 2013 Long Term Incentive Plan and “recommend(s) that shareholders vote FOR this proposal.” They stated that, “Based on the value of equity-based incentive programs, we believe such a plan could be beneficial for the Company and its shareholders.”

In other recommendations in favor of management’s proposals, the Glass Lewis report recommends, “that shareholders vote FOR the ratification of the appointment of Rayburn, Bates & Fitzgerald as the Company’s auditors for fiscal year 2013.” They “recommend that shareholders vote FOR the Advisory Vote on Executive Compensation,” and “recommend that shareholders vote for the advisory vote on executive compensation frequency of ONE YEAR.”

HopFed’s Board urges stockholders to vote FOR the three nominees proposed by the Board and FOR all other company proposals on the WHITE proxy card, and to not sign or return any GREEN proxy card sent by the dissidents, Joseph Stilwell and the Stilwell Group.

Glass Lewis advises institutional investors and other institutional participants in the financial and capital markets. In its Conflict of Interest Statement, Glass Lewis notes that the firm “takes precautions to ensure its research is objective at all times and under all circumstances.”

About HopFed Bancorp, Inc.

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky and Fort Webb LLLP of Bowling Green, Kentucky. The Bank’s operations include Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp, Inc. and Heritage Bank may be found on its website www.bankwithheritage.com.

If your shares are registered in your own name, please sign, date and mail the WHITE proxy card to Georgeson Inc. in the self-addressed, stamped envelope.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you must provide instructions to that entity so that your votes will be cast. Please sign, date and mail the WHITE vote instruction form and return it using the self-addressed, postage-paid envelope.

YOU MAY ALSO CAST YOUR VOTE USING YOUR TOUCH TONE PHONE OR VIA THE

INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR WHITE PROXY CARD OR VOTE

INSTRUCTION FORM

After voting the WHITE proxy card, do not sign or return any proxy card sent to you by The Stilwell Group. Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting.

If you have voted a green proxy card sent by the Stilwell Group, you can change your vote by sending a later-dated WHITE proxy card or vote instruction form or by providing later-dated instructions by phone or internet.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Stockholders Call Toll Free (800) 267-4403

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its stockholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at P.O. Box 537, Hopkinsville, Kentucky 42241-0537.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2013 Annual Meeting of Stockholders, filed with the SEC on April 12, 2013.

Forward-Looking Statements

This release and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance. These forward-looking statements might include one or more or the following: projections of our operating results and financial condition; descriptions of plans or objectives of management for future operations, products or services; forecasts of future economic performance; and use and descriptions of assumptions and estimates underlying or relating to such matters. Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “look-forward,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments; deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability of the Company to manage interest rate and other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE WHITE PROXY CARD WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

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